For Immediate Release:

VANTAGESOUTH BANCSHARES, INC. AND YADKIN FINANCIAL CORPORATION ANNOUNCE TRANSFORMATIONAL MERGER-OF-EQUALS

Creates North Carolina’s Largest Community Bank with $4 Billion in Assets

ELKIN, NC and RALEIGH, NC January 27, 2014 - VantageSouth Bancshares, Inc. (NYSE MKT: VSB) and Yadkin Financial Corporation (NASDAQ: YDKN) jointly announced today that they have entered into a definitive merger agreement. The combination will create the largest community bank headquartered in North Carolina with approximately $4.0 billion in assets and significant distribution and scale across the state.

In the merger, VantageSouth Bancshares, Inc. shareholders will receive 0.3125 shares of Yadkin Financial Corporation common stock for each share of VantageSouth Bancshares, Inc. common stock. At the effective date, the transaction would be valued at approximately $299 million, based on the closing price of Yadkin Financial Corporation common stock on January 24, 2014.

“It is with great enthusiasm that we announce the merger of these two strong community banks," said Joe Towell, President and Chief Executive Officer of Yadkin Financial Corporation. "This transaction creates significant value for the shareholders of both companies, provides greater convenience and services for our customers, and transforms the banking landscape in the Carolinas. We will have meaningful presence in major markets across the state including Charlotte, Raleigh-Durham, Greenville, and Wilmington while continuing our focus on our community markets."

“This merger-of-equals creates a strong community banking franchise with greater competitive advantage, profitability, and future growth potential,” said Scott Custer, VantageSouth Bancshares, Inc.'s President and Chief Executive Officer. “The breadth of the joined franchise, combined with the talent of the two teams will create exceptional service for our customers. Our companies have spent considerable time evaluating the philosophies of our two banks and the merits of this transaction and we believe we are creating a franchise with substantial upside.”

The merger is expected to generate approximately $10 million in fully phased-in annual cost savings or approximately 8% of the expected combined expense total. This estimate is after realization of standalone cost save initiatives initiated before the merger announcement. Additionally, the merger is expected to be over 15% accretive to the standalone 2015 earnings per share of both entities, excluding the impact of the potential revenue enhancement opportunities. In the merger, Yadkin Financial Corporation will be the legal acquirer and VantageSouth Bancshares, Inc. will be the accounting acquirer.

Leadership

The combined company will be governed by a 14 person Board of Directors consisting of an equal number of VantageSouth and Yadkin directors. Yadkin's Joe Towell will become Executive Chairman of the new company, serving as Chairman of the Board of Directors as well as a senior executive in the company. VantageSouth's Scott Custer will become President and Chief Executive Officer of the combined company and continue his service as a director. The other members of the executive management team include Terry Earley, Mark DeMarcus, Steve Jones, and Ed Shuford.

Capital Raise

In conjunction with the announced merger, VantageSouth Bancshares, Inc. announced today the execution of securities purchase agreements for a $46.9 million private placement of its common stock to new and existing investors, including certain members of VantageSouth Bancshares, Inc. Board of Directors and their affiliates. The capital raise is expected to close on or about January 31, 2014, subject to certain customary closing conditions. The net proceeds of the private placement will be used to redeem the Company’s outstanding $42.8 million of preferred stock previously issued to the U.S. Department of Treasury (“Treasury”) pursuant to the TARP Capital Purchase Program (the “TARP Securities”), to repurchase the warrants to purchase 1,348,398 shares of common stock from Treasury and for general corporate purposes.

Upon closing of the merger and the capital raise, Yadkin Financial Corporation shareholders will own approximately 45.4% of stock in the combined company; VantageSouth Bancshares, Inc. existing shareholders will own approximately 45.5% and the investors in the capital raise will own approximately 9.1%.

Company Name and Headquarters

Upon closing, the name of the holding company will be Yadkin Financial Corporation. The company will be headquartered in Raleigh, North Carolina, with banking operations located in Statesville, North Carolina.

Approvals

The transaction has been unanimously approved by the Board of Directors of each company and is expected to close late Q2 2014, subject to shareholder and regulatory approval and other customary closing conditions.

Advisors

Keefe, Bruyette & Woods, Inc. served as financial advisor and rendered a fairness opinion to the Board of Directors of Yadkin, while Sandler O’Neill + Partners, L.P. served as financial advisor and rendered a fairness opinion to the VantageSouth Board. Nelson Mullins Riley & Scarborough, LLP provided legal counsel to Yadkin Financial Corporation, Womble, Carlyle, Sandridge and Rice, LLP provided legal counsel to VantageSouth Bancshares, Inc. and Bryan Cave LLP acted as an advisor to the majority VantageSouth Bancshares, Inc. shareholder.

Conference Call

A joint conference call to discuss the transaction is scheduled for 10:00 a.m. Eastern Time (ET) on Monday, January 27, 2014. Those wishing to participate in the call may dial toll-free 1-800-747-9564, or international +1 212-231-2908. Participants should dial in at least 15 minutes before the call begins.

A webcast of the conference call will be available online at www.vsb.com and www.yadkinbank.com and following the links to Investor Relations, Investor News & Events, Presentations.

A presentation regarding the transaction will be discussed on this call and will be available for download at www.yadkinbank.com and at www.vsb.com on the investor relations page.

About Yadkin Financial Corporation
Yadkin Financial Corporation is the holding company for Yadkin Bank, a full-service community bank with 33 branches throughout its two regions in central and western North Carolina and upstate South Carolina. The Bank provides mortgage-lending services through its mortgage division, Yadkin Mortgage, headquartered in Greensboro, NC. Securities brokerage services are provided by Yadkin Wealth, Inc., a Bank subsidiary with offices located throughout branch network. Yadkin Financial Corporation’s website is www.yadkinbank.com. Yadkin shares are traded on NASDAQ under the symbol YDKN.

About VantageSouth Bancshares, Inc.
VantageSouth Bank is a state chartered bank operating forty-six banking offices serving the Piedmont and coastal markets of North Carolina. VantageSouth Bancshares, Inc. stock can be found on the NYSE MKT trading under the symbol VSB. Investors can access additional corporate information, investor relations information, product descriptions and online services through the Bank’s website at www.vsb.com.

FORWARD-LOOKING STATEMENTS
The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Yadkin Financial Corporation's and VantageSouth Bancshares, Inc.'s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Yadkin and VantageSouth, including future financial and operating results, expected cost savings, expected impact on future earnings, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Yadkin’s and VantageSouth's reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Yadkin and VantageSouth shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Yadkin and VantageSouth businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

ADDITIONAL INFORMATION FOR STOCKHOLDERS
In connection with the proposed merger, Yadkin will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Yadkin and VantageSouth and a prospectus of Yadkin, as well as other relevant documents concerning the proposed transaction. Both VantageSouth and Yadkin will mail the joint proxy statement/prospectus to their respective stockholders. SHAREHOLDERS OF YADKIN AND VANTAGESOUTH ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Yadkin and VantageSouth at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Yadkin's website at www.Yadkinbank.com, or at VantageSouth's website at www.VSB.com.

Yadkin, VantageSouth and certain of their respective Directors and executive officers, under the SEC's rules, may be deemed to be participants in the solicitation of proxies of Yadkin and VantageSouth's shareholders in connection with the proposed merger. Information about the Directors and executive officers of Yadkin and their ownership of Yadkin common stock is set forth in the proxy statement for Yadkin's 2013 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 4, 2013. Information about the Directors and executive officers of VantageSouth and their ownership of VantageSouth common stock is set forth in the proxy statement for VantageSouth's 2013 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 23, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Investor Relations Contact for VantageSouth Bancshares, Inc.
Terry S. Earley
Chief Financial Officer
919-659-9015
Terry.earley@vsb.com

Media Relations Contact for VantageSouth Bancshares, Inc.
Jennifer Hodorowicz
Public Relations Manager, Clean Design
919-622-4307 jhodorowicz@cleandesign.com

Investor Relations Contact for Yadkin Financial Corporation:
Mark DeMarcus
Chief Operating Officer
704-768-1129
Mark.demarcus@yadkinbank.com

Media Relations Contact for Yadkin Financial Corporation:
Jill Sutphin
Vice President, Corporate Communications
704-768-1141 jill.sutphin@yadkinbank.com